EXHIBIT 99.1
                  [GRAPHIC OMITTED]
                   ALLIANT ENERGY

                                                     Alliant Energy
                                             Worldwide Headquarters
                                             222 W. Washington Ave.
                                                       P.O. Box 192
                                             Madison, WI 53701-0192
                                              www.alliantenergy.com
                                              ---------------------
News Release
-------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE         Media Contact:    Chris Schoenherr (608) 252-3924
                                                Karen Whitmer (608) 252-4839
                              Finance Contact:  Eric Mott (608) 252-3391

ALLIANT ENERGY REPORTS 7% GROWTH IN 2001 ADJUSTED EARNINGS
Driven by growth in earnings from Alliant Energy's non-regulated businesses

      MADISON, Wis. - Jan. 29, 2002 - Alliant Energy Corp. (NYSE:
LNT) today reported adjusted net income of $195.1 million, or $2.42 per share, for 2001 compared to adjusted net income of $179.0 million, or $2.26 per share, for 2000, a 7 percent increase in adjusted earnings per share.

      The 2001 adjusted earnings excluded non-cash SFAS 133 valuation charges of $0.26 and $0.02 per share related to the company's obligation under certain 30-year exchangeable senior notes and the valuation of electricity derivatives of one of Alliant Energy's foreign affiliates (Southern Hydro Partnership), respectively. The 2000 adjusted earnings excluded $2.58 and $0.20 per share of income relating to the company's adoption of SFAS No. 133 and gains on sales of McLeodUSA stock, respectively.

      Reported (GAAP) net income and earnings per share for 2001 and 2000 were $172.4 million, or $2.14 per share, and $398.7 million, or $5.03 per share, respectively.

      "This past year presented many significant challenges -- extraordinary droughts in both Brazil and New Zealand; a slowing domestic economy; and pressures on our utility profits given we were in the final year of our four-year price freezes -- just to name a few," said Alliant Energy CEO Erroll B. Davis, Jr. "And while not all our businesses performed as we expected, we overcame these challenges and managed to deliver adjusted earnings within the earnings guidance we provided throughout the year. We said we would achieve 7-10 percent growth in adjusted earnings and we delivered. This is a testament to our people, our diversification and our strategy."

      The increase in adjusted earnings was driven by an increase of $0.14 per share from Alliant Energy's non-regulated businesses, led by record earnings from the company's oil and gas business, and the impact of lower short-term interest rates. These items were partially offset by lower earnings from the company's non-regulated generation and trading business and its international energy business. Earnings from utility operations were down $0.07 per share due to increased operating expenses and lower gas margins, partially offset by higher electric margins
and a lower effective income tax rate.   Income from the
resolution of a significant tax case Alliant Energy had pursued for years also contributed to the increase in adjusted earnings.

      "I am pleased to report our non-regulated businesses contributed $0.36 per share, or 15 percent, of our adjusted earnings," said Davis. "This is a 64 percent increase versus
2000 adjusted earnings and continues to validate our diversification and growth strategies and is a significant factor in the shareowner value we continue to deliver."


                               -More-

Alliant Energy - 2001 Earnings
Page 2 of 8
January 29, 2002

      A reconciliation of Alliant Energy's 2001 versus 2000 earnings per share (EPS) is as follows:


   EPS as reported - 2000                                              $5.03
   Less: SFAS 133 adoption non-cash income                             (2.58)
   Less: Gains on sales of McLeodUSA stock                              (.20)
                                                                       ------
   Adjusted 2000 EPS                                                    2.26
   -----------------------------------------------------------------------------

   2001 EPS increase/(decrease) versus 2000:
        Utility operations:
            Electric margins                                           $0.07
            Gas margins, net of weather hedge income                    (.06)
            Operating expenses                                          (.24)
            Effective income tax rate                                    .09
            Other (net interest expense/steam margins)                   .07
                                                                       ------
        Total utility operations                                        (.07)

        Non-regulated operations:
            Investments business unit                                    .24
            International business unit                                 (.08)
            Generation and Trading business unit                        (.10)
            Integrated Services business unit                           (.04)
            Other (primarily lower interest rates)                       .12
                                                                       ------
        Total non-regulated operations                                   .14

       Parent expenses/other                                             .09
                                                                       ------
   -----------------------------------------------------------------------------

   Adjusted 2001 EPS                                                   $2.42
   Less: non-cash valuation charge - senior notes                       (.26)
   Less: non-cash SFAS 133 valuation charge                             (.02)
                                                                       ------
   EPS as reported - 2001                                              $2.14
                                                                       ======


                        Total Year Results

            Utility Operations - 2001 Compared to 2000

      2001 utility earnings were $164.9 million ($2.05 per share) compared to $167.8 million ($2.12 per share) for the same period in 2000.

      Weather did not have a material impact on Alliant Energy's 2001 results as the benefits from a colder than normal first quarter, high humidity levels for a portion of the summer and income realized from a weather hedge the company had in place in the fourth quarter largely offset the impact of an extremely mild fourth quarter.

      The increase in electric margin was primarily related to lower purchased power and fuel costs, increased residential and commercial sales due to more favorable weather conditions in 2001 compared to 2000 and continued retail customer growth. These items were partially offset by income from a change in estimate of WP&L's utility services rendered but unbilled at month-end recorded in 2000 and lower industrial sales, largely due to impacts of a slowing economy. The decrease in gas margin was due to lower retail sales primarily related to unusually high gas prices earlier this year and the impact of the slowing economy. Alliant Energy's transactions with Enron also had a modest negative impact on electric and gas margins.

                              -More-

Alliant Energy - 2001 Earnings
Page 3 of 8
January 29, 2002

      The increased operating expenses were largely due to higher transmission wheeling and other costs in the company's energy delivery business unit, higher depreciation and amortization expenses, increased nuclear operating costs (partially due to a planned refueling outage at Kewaunee in 2001) and higher uncollectible customer account balances largely due to the unusually high gas prices earlier in the year. The company's four-year price freezes in all jurisdictions will expire April 2002. Alliant Energy will address the recovery of its cost increases through rate filings in Wisconsin, Iowa and with FERC in 2002. Such cost increases are related to Alliant Energy's investments in reliability, customer service, technology and environmental upgrades as well as its infrastructure to continue providing safe and reliable utility service.

         Non-regulated Operations - 2001 Compared to 2000

      Alliant Energy's non-regulated operations reported adjusted net income of $28.9 million ($0.36 per share) in 2001 compared to adjusted net income of $17.1 million ($0.22 per share) in 2000, a 64 percent increase in adjusted earnings per share.

      The 2001 adjusted earnings exclude the non-cash SFAS 133 valuation charges related to the company's obligation under certain 30-year exchangeable senior notes ($0.26 per share) and Southern Hydro's electricity derivatives ($0.02 per share). The 2000 adjusted earnings excluded income related to the company's adoption of SFAS No. 133 ($2.58 per share) and gains on sales of McLeodUSA stock ($0.20 per share). Reported (GAAP) net income and earnings per share for 2001 and 2000 were $6.1 million ($0.08 per share) and $236.8 million ($2.99 per share), respectively.

      The robust increase in earnings from the Investments business unit was largely due to record earnings from the company's oil and gas business (Whiting Petroleum Company). Increased earnings were driven by higher gas prices earlier in the year, increased oil and gas sales volumes and income of $0.07 per share from a reduction in the estimated dismantlement cost of an offshore oil and gas platform. The company mitigated some of the impact of the decrease in prices in the latter half of the year by locking in a portion of its volumes at prices higher than the prevailing market prices. Higher sales volumes were largely due to Whiting's continued acquisitions of proven reserves at prices that generate significant earnings. The lower dismantlement cost was due to the successful efforts to have the facility designated as a permanent facility, therefore significantly reducing the amount of dismantlement required. These items were partially offset by higher operating and interest expenses. Increased earnings from Alliant Energy's affordable housing business also contributed to higher earnings from the Investments business unit.

      The decrease in income from the International business unit was due to lower results from its Brazil and New Zealand/Australian investments, partially offset by increased income from its investments in China. The company's Brazil investments did not perform up to expectations, although there were several extenuating circumstances that contributed to the disappointing results. Primary drivers of the decreased earnings were lower sales related to a severe drought; impacts of a settlement reached in the fourth quarter between the Brazil government and the distribution companies related to the economic resolution of the impacts of rationing, the recovery of past costs and the prices allowed for sales of excess generation into the spot market; commercial energy losses; higher uncollectible customer account balances due to revised regulatory requirements and increased interest expense. Brazil experienced a severe drought in 2001 and, as a result, the government implemented a significant electricity rationing program in June given that the
large majority of generation in Brazil is hydroelectric.   Brazil
has recently been receiving significant rainfall resulting in the hydro plant water levels returning to more normal levels. As a result, the government implemented significant reductions in the electricity rationing requirements and Alliant Energy expects such requirements to be fully lifted by this spring.

                              -More-

Alliant Energy - 2001 Earnings
Page 4 of 8
January 29, 2002

      Alliant Energy and its Brazilian partners have developed and are executing a plan to achieve significant reductions in commercial energy losses and increases in the collection of
customer receivables.   As part of Alliant Energy's strategy to
build much needed additional non-hydro generation in Brazil, Juiz de Fora, an 80-megawatt thermal power plant and joint venture of Alliant Energy and its Brazilian partners, was placed in service
in the fourth quarter of 2001.   Successful execution of these
initiatives is expected to be a major factor in producing anticipated increases in the profitability of Alliant Energy's Brazilian investments later this year. Further, foreign currency rates in Brazil against the U.S. dollar have rebounded significantly since the end of the third quarter which would also have a positive impact on Alliant Energy's anticipated earnings from its Brazil investments in 2002.

      The comparatively lower results from Alliant Energy's New Zealand/Australian investments in 2001 were largely due to the impacts of a drought in New Zealand and gains from asset sales that were realized in 2000. The increase for China was largely due to the successful addition of five combined heat and power facilities to the company's China portfolio in the last fifteen months. Alliant Energy's China portfolio now includes eight facilities with an aggregate generating capacity of approximately 450 megawatts.

      The lower earnings from Alliant Energy's Generation and Trading business unit were the result of changes in the energy marketplace in 2001. The company's electricity trading business continued to deliver solid returns on its investment. However, net income was only about half of that realized in 2000 given the less volatile market prices and fewer weather-related trading opportunities in 2001. Further, Alliant Energy canceled a merchant plant project in 2001 that failed to meet the company's required returns which resulted in charges for development costs that contributed to the lower earnings in 2001. The generation market has experienced dramatic volatility recently and Alliant Energy believes it will be better positioned by being diligent and patient in waiting for the right opportunities to build its portfolio of non-regulated generation projects.

      The lower results from the Integrated Services business unit were largely due to the impacts of the slowing economy and transactions its gas business had with Enron.

                          Parent Expenses/Other

      The federal government decided not to pursue the ruling in favor of Alliant Energy of the U.S. Court of Appeals for the Eighth Circuit with respect to two issues in a tax refund case. Alliant Energy recorded income of $0.13 per share ($0.08 and $0.05 per share at the parent company and IP&L, respectively) in 2001 related to the ruling. An additional potential refund remains a contested issue. This income enabled Alliant Energy to offset the impacts of numerous one-time challenges it faced this past year. These included the impact of the severe droughts in Brazil and New Zealand (approximately $0.12 per share); an incremental increase in the amount of uncollectible utility accounts due largely to unusually high gas prices ($0.05 per share); charges incurred as a result of Alliant Energy's modest transactions with Enron ($0.04 per share); and the development costs incurred as a result of the canceled non-regulated generation project ($0.03 per share).

                         Fourth Quarter Results

      Alliant Energy Corp. reported adjusted net income of $62.0 million, or $0.73 per share, for the fourth quarter of 2001 compared to adjusted net income of $51.9 million, or $0.66 per share, for 2000, an 11 percent increase in adjusted earnings per share. The 2001 adjusted earnings excluded non-cash SFAS 133 valuation charges of $0.06 and $0.01 per share related to the valuation of Southern Hydro's electricity derivatives and the company's obligation under certain

                              -More-

Alliant Energy - 2001 Earnings
Page 5 of 8
January 29, 2002

30-year exchangeable senior notes, respectively. The 2000 adjusted earnings excluded $0.11 of income from gains on sales of McLeodUSA stock. Reported (GAAP) net income and earnings per share for the fourth quarters of 2001 and 2000 were $56.1 million, or $0.66 per share, and $60.8 million, or $0.77 per share, respectively.

      The increase in adjusted earnings was due to the income from the positive resolution of the tax case, increased earnings from Alliant Energy's China and New Zealand/Australian investments, the impact of lower short-term interest rates and a lower non-regulated effective income tax rate. These items were partially offset by lower earnings from Alliant Energy's Brazil investments, electricity trading operations and oil and gas business; increased nuclear operating costs, largely due to a planned refueling outage at the Kewaunee Nuclear Power Plant; lower utility gas margins; and the impact of Alliant Energy's modest transactions with Enron.

                      Prior 2001 Quarterly Results

      Alliant Energy will be restating its financial statements for the first three quarters of 2001 in connection with a new accounting standard (SFAS 133) that its foreign affiliates were required to adopt in 2001. The restatements reflect a non-cash valuation adjustment to its earnings as a result of a change in the accounting treatment of electricity derivatives of Southern Hydro, which Alliant Energy accounts for under the equity method
of accounting.   Alliant Energy prepared its quarterly financial
statements during 2001 based on the independently prepared financial statements of Southern Hydro, which treated these derivatives as qualifying for hedge accounting under SFAS No.
133. Upon a further review of the accounting for such derivatives by Alliant Energy during the fourth quarter, it was determined the derivatives did not qualify for hedge accounting and that gains and losses attributable to changes in the fair value of these derivatives should have been recognized in Alliant Energy's earnings in the first three quarters of 2001. While there were some significant swings in earnings between the first three quarters, the non-cash valuation adjustment to September 2001 year-to-date results was a reduction of net income of $2.7 million, resulting in restated net income of $116.3 million versus the $119.0 million previously reported. As noted earlier, Alliant Energy intends to treat these non-cash valuation adjustments as adjustments to its GAAP earnings, in the same manner as it currently treats non-cash income or charges relating to its obligations under its 30-year exchangeable senior notes
and the adoption of SFAS No. 133.   The change in accounting
treatment would not have materially impacted Alliant Energy's adjusted earnings for any of the first three quarters of 2001.

                      Future Earnings Outlook

      Thomas M. Walker, Alliant Energy's Chief Financial Officer stated, "Given the potential downward pressures on earnings from recent decreases in oil and gas prices, the slowing economy and risks associated with the level of rate recovery we will realize in 2002, we have lowered our guidance for estimated adjusted earnings per share for 2002 by $0.05 per share to a range of $2.45 - $2.65 per share. We expect to mitigate these downward pressures by the continued improved profitability of our non-regulated investments, including recovery of oil and gas prices later in 2002, a rigorous cost and capital control program and the continued successful execution of our strategic plan. In spite of the potential downward pressures on earnings, our goal remains delivering 7-10 percent annual adjusted earnings growth and enhanced shareowner value as well as meeting our financial objectives, including maintaining our stable dividend and investment grade credit ratings."

      Drivers for Alliant Energy's earnings estimates include, but are not limited to:

>> Normal weather conditions in its domestic and international utility service territories
>> Continued economic development and sales growth in its utility service territories
>> Continued cost control and operational efficiencies in its utility operations

                              -More-

Alliant Energy - 2001 Earnings
Page 6 of 8
January 29, 2002

>> Ability of its utility subsidiaries to recover their operating costs, and to earn a reasonable rate of return, in future rate proceedings
>> Ability to recover its purchased power and fuel costs, both domestically and internationally
>> Improved profitability of its Brazil investments through factors discussed earlier as well as the continued growth in earnings from its China investments
>> Continued strong earnings from Whiting Petroleum, including the recovery and stability of oil and gas prices and continued successful execution of its acquisition strategy
>> Continued improved profitability of its other non-regulated businesses as a whole, including the Integrated Services and Generation and Trading business units
>> No material permanent declines in the fair market value of, or expected cash flows from, Alliant Energy's investments
>> Other stable business conditions, including a stable economy

      Alliant Energy's strategic plan includes investing in generation and other energy-related projects; better connecting with customers through enhanced service reliability, value-added products and services, and e-business initiatives; and growing the non-regulated side of its business through partnerships and acquisitions in generation projects, international markets and other strategic initiatives. Alliant Energy's goal is to have its non-regulated businesses contribute more than 25 percent of its earnings within the next three years and believes that successful implementation of these strategies will contribute significantly to the company achieving its targeted annual growth rate of 7-10 percent in adjusted earnings.
                            --- --- ---
      Alliant Energy is the parent company of two public utility companies - Interstate Power & Light Company (IP&L) and Wisconsin Power and Light Company (WP&L) - and of Alliant Energy Resources, Inc. (AER), the parent company of Alliant Energy's non-regulated operations. Alliant Energy, through its subsidiaries and partners, provides electricity, natural gas, water and steam to over three million customers worldwide. Through its non-regulated subsidiaries, Alliant Energy also provides energy products and services to domestic and international markets; provides integrated services, including environmental, engineering and transportation services; invests in affordable housing initiatives; and invests in various other strategic initiatives. More information about Alliant Energy is available on the World Wide Web at www.alliantenergy.com.
            ---------------------
                               # # #
This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: the factors listed in the "Future Earnings Outlook" section of this press release; weather conditions; regulatory or governmental actions; economic and political conditions in Alliant Energy's domestic and international service territories; unanticipated issues related to Alliant Energy's ability to implement its strategic plan, especially as it relates to international investments; Alliant Energy's ability to identify and successfully complete acquisitions and development projects; material changes in the value of Alliant Energy's investments; technological developments; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in the "Future Earnings Outlook" section of this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy's ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all "per share" references in this release refer to earnings per diluted share.

Alliant Energy - 2001 Earnings
Page 7 of 8
January 29, 2002

                                  ALLIANT ENERGY CORPORATION
                               CONSOLIDATED STATEMENTS OF INCOME

                                                                 Year Ended December 31,
                                                                 2001               2000
------------------------------------------------------------------------------------------------
                                                        (in thousands, except per share amounts)
Operating revenues:
  Electric utility                                             $1,756,556        $1,648,036
  Gas utility                                                     487,877           414,948
  Non-regulated and other                                         532,907           342,000
                                                         ---------------------------------------
                                                                2,777,340         2,404,984
                                                         ---------------------------------------
------------------------------------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                             310,689           288,621
  Purchased power                                                 403,166           294,818
  Cost of utility gas sold                                        360,911           278,734
  Other operation and maintenance                                 887,733           734,675
  Depreciation and amortization                                   334,149           322,334
  Taxes other than income taxes                                   110,668           104,746
                                                         ---------------------------------------
                                                                2,407,316         2,023,928
                                                         ---------------------------------------
------------------------------------------------------------------------------------------------
Operating income                                                  370,024           381,056
                                                         ---------------------------------------
------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                190,472           173,614
  Equity income from unconsolidated investments                   (35,882)          (19,138)
  Allowance for funds used during construction                    (11,144)           (8,761)
  Preferred dividend requirements of subsidiaries                   6,720             6,713
  Gain on reclassification of investments                              --          (321,349)
  Gains on sales of McLeodUSA Inc. stock                               --           (23,773)
  Miscellaneous, net                                              (25,212)          (47,020)
                                                         ---------------------------------------
                                                                  124,954          (239,714)
                                                         ---------------------------------------
------------------------------------------------------------------------------------------------
Income before income taxes                                        245,070           620,770
                                                         ---------------------------------------
------------------------------------------------------------------------------------------------
Income taxes                                                       59,840           238,816
                                                         ---------------------------------------
------------------------------------------------------------------------------------------------
Income before cumulative effect of a change in
   accounting principle, net of tax                               185,230           381,954
                                                         ---------------------------------------
------------------------------------------------------------------------------------------------
Cumulative effect of a change in accounting
   principle, net of tax                                          (12,868)           16,708
                                                         ---------------------------------------
------------------------------------------------------------------------------------------------
Net income                                                       $172,362          $398,662
                                                         =======================================
------------------------------------------------------------------------------------------------
Average number of common shares outstanding - basic                80,498            79,003
                                                         =======================================
------------------------------------------------------------------------------------------------
Earnings per average common share - basic:
    Income before cumulative effect of a change
         in accounting principle                                    $2.30             $4.84
    Cumulative effect of a change in accounting principle           (0.16)             0.21
                                                         ---------------------------------------
    Net income                                                      $2.14             $5.05
                                                         =======================================
------------------------------------------------------------------------------------------------
Average number of common shares outstanding - diluted              80,636            79,193
                                                         =======================================
------------------------------------------------------------------------------------------------
Earnings per average common share - diluted:
    Income before cumulative effect of a change
         in accounting principle                                    $2.30             $4.82
    Cumulative effect of a change in accounting principle           (0.16)             0.21
                                                         ---------------------------------------
    Net income                                                      $2.14             $5.03
                                                         =======================================
------------------------------------------------------------------------------------------------
Dividends declared per common share                                 $2.00             $2.00
                                                         =======================================
------------------------------------------------------------------------------------------------

Alliant Energy - 2001 Earnings
Page 8 of 8
January 29, 2002

                                       KEY STATISTICS

                                                             For the Year Ended December 31,
                                                               2001                  2000
-------------------------------------------------------------------------------------------------
Utility electric sales from ultimate customers                  25,277                25,617
(thousands of MWh)

Total utility electric sales                                    30,381                30,697
(thousands of MWh)

Utility gas sold & transported                                 101,518               101,003
(thousands of dekatherms)

-------------------------------------------------------------------------------------------------

Whiting's volumes sold (in thousands):
     Oil (barrels)                                               2,087                 1,562
     Gas (thousand cubic feet)                                  19,751                16,905

Whiting's product prices:
     Oil                                                        $23.85                $26.96
     Gas                                                         $3.82                 $3.51

-------------------------------------------------------------------------------------------------

Book value per share at December 31                             $21.39      *         $25.79

-------------------------------------------------------------------------------------------------

*     The decline in book value per share is largely due to the decline in value of Alliant
      Energy's publicly-traded investments (primarily McLeodUSA) which are adjusted to fair market value on a quarterly basis.
